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                                                                    EXHIBIT 10.6


                             CITIZENS NATIONAL BANK

                       EMPLOYEE SEVERANCE PROTECTION PLAN

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                             CITIZENS NATIONAL BANK
                       EMPLOYEE SEVERANCE PROTECTION PLAN


     WHEREAS, the Board of Directors of Citizens National Bank recognizes that the threat of an unsolicited takeover of the Bank may occur which can result in significant distractions of its employees because of the uncertainties inherent in such a situation; and

     WHEREAS, the Board has determined that it is essential and in the best interest of the Bank and its stockholders to retain the services of its employees in the event of a threat of a change in control of the Bank and to ensure their continued dedication and efforts in such event without undue concern for their personal financial and employment security.

     NOW, THEREFORE, in order to fulfill the above purposes, the following plan has been developed and is hereby adopted effective January 1, 1998.


                      SECTION 1.    ESTABLISHMENT OF PLAN

     As of the Effective Date, the Bank hereby establishes a severance compensation plan known as the Citizens National Bank Employee Severance Protection Plan (the "Plan") as set forth in this document.


                           SECTION 2.    DEFINITIONS

     As used herein, the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

2.1  Bank  Citizens National Bank and any successor bank.

2.2  Base Amount    The average annual compensation which was includible in the gross income of a participant for taxable years in the base period (usually five years prior to year of Change in Control) as defined in Section 280G of the Internal Revenue Code.

2.3  Board   The Board of Directors of Citizens National Bank or Henderson
Citizens Bancshares, Inc.

2.4  Bonus Amount    An amount equal to the Employee's bonus which could have
been paid under the Bank's bonus plan (or any other bonus plan or program then in effect) but excluding any single or one time "spot" award, for the fiscal year in which a Change of Control occurs had he continued in employment until the end of such fiscal year, assuming all performance targets and

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goals (if applicable) had been fully met by the Bank and by the Employee, as applicable, for such year.

2.5 Cause or Termination for Cause The Bank may terminate the Employee's employment for "Cause." A Termination for Cause is a termination made after determination by the CEO or the Board that the Employee (i) willfully and continually failed to substantially perform his duties with the Bank (other than a failure resulting from the Employee's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Employee specifying the manner in which the Employee has failed to substantially perform, or (ii) willfully engaged in conduct which is demonstrably and materially injurious to the Bank, monetarily or otherwise; provided, however that no termination of the Employee's employment shall be for Cause until (x) there shall have been delivered to the Employee written notice setting forth the circumstances giving rise to Termination for Cause, and (y) the Employee shall have been provided an opportunity to be heard by the CEO or the Board (with the assistance of the Employee's counsel if the Employee so desires). No act, nor failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank. Notwithstanding anything contained in this Plan to the contrary, no failure to perform by the Employee, after Notice of Termination is given by the Employer, shall constitute Cause.

2.6  Change in Control  A "Change in Control" shall be deemed to occur if:

         (a) any "person" (as that term is used in Section 13(d) and 14(d)(2) of the Exchange Act) (other than the Bank, the Company, an affiliate of the Bank, or an affiliate of the Company) becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities representing 30% or more of the combined voting power for election of members of the Board of the then outstanding voting securities of the Bank or Company or any successor of the Bank or Company;

         (b) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board cease, for any reason, to constitute at least a majority of the Board, unless the election of nomination for election of each new member of the Board was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of the period;

         (c) the equityholders of the Bank or Company approve any merger or consolidation to which the Bank or Company is a party as a result of which the persons who were equityholders of the Bank or Company immediately prior to the effective date of the merger or consolidation (and excluding, however, any shares held by any party to such merger or consolidation and their affiliates) shall have beneficial ownership of less than 50% of the combined voting power for election of members of the Board (or equivalent) of the surviving entity following the effective date of such merger or consolidation; or

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         (d)  the equityholders of the Bank or Company approve any merger or consolidation as a result of which the equity interests in the Bank or Company shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Bank or Company) or any liquidation of the Bank or Company, or any sale or other disposition of 50% or more of the assets or earnings power of the Bank or Company.

2.7  Chief Executive Officer or CEO  The Chief Executive Officer of the Bank.

2.8  Company     Henderson Citizens Bancshares, Inc. and any successor
corporation.

2.9  Compensation     The total cash remuneration paid by the Bank during each
Plan Year, as reported on Form W-2 or its subsequent equivalent, including bonuses, fees, commissions, amounts deferred under Code Sections 401(k) and 125, and amounts deferred under any other non-qualified program of salary reduction. Compensation hereunder shall not be subject to any limitations applicable to tax qualified plans, such as pursuant to Code Sections 401(a)(17) or 415.

2.10  Disability     A physical or mental condition of a Participant resulting
from bodily injury, disease or mental disorder which renders him incapable of continuing any gainful occupation. The determination of Disability shall be made either as a result of the Participant qualifying for a pension under the federal Social Security Act, or based upon such evidence as is determined to be applicable by the Bank in its sole discretion.

2.11  Effective Date     January 1, 1998.

2.12  Employee     All employees of the Bank or subsidiary employed in a full-
time employee classification and identified on the Bank's payroll, excluding Milton S. McGee, Jr.

2.13  Exchange Act     The Securities and Exchange Act of 1934, as amended.

2.14  Good Reason     The occurrence, without the Employee's written consent, of any of the following events or conditions caused by and within ninety (90) days of the following:

         (a) a change in the Employee's status, position or responsibilities (including reporting responsibilities) which represents a substantial reduction of the status, position or responsibilities as in effect immediately prior thereto; the assignment to the Employee of any duties or responsibilities which, in the Employee's reasonable judgment, are inconsistent with such status, position or responsibilities; or any removal of the Employee from or failure to reappoint or reelect him to any of such positions, except in connection with the termination of his employment for Cause, Disability, as a result of his death, or by the Employee other than for Good Reason. Since this clause may result in the Employee believing his duties and responsibilities represent a substantial reduction as the result of a Change in Control and the Bank becoming a subsidiary Bank or group under the successor

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     Bank which may be adverse to the belief of the successor Bank, any dispute or controversy arising in connection with this clause shall be settled exclusively by arbitration as stated in Section 9.5 of this Plan;

         (b)  a reduction in the Employee's annual Compensation;

         (c) the Bank's requiring the Employee (without the consent of the Employee) to be based at any place outside a fifty (50) mile radius of his place of employment prior to a Change in Control, except for reasonably required travel on the Bank's business which is not materially greater than such travel requirements prior to the Change in Control or to make temporary assignments for a reasonable period of time at other locations where the Bank has a special need for Employee's services.

         (d) the failure by the Bank to provide the Employee with compensation and benefits comparable (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater);

         (e)  any material breach by the Bank of any provision of this Plan; or

         (f) any purported termination of the Employee's employment for Cause by the Bank which does not otherwise comply with the terms of this Plan.

2.15  Key Employee     All Employees employed in a key officer position on the
Bank's payroll who are designated as participants in the Bank's Performance and Retention Plan prior to a Change in Control.

2.16  Notice of Termination     A notice which indicates the specific provisions
in this Plan relied upon as the basis for any termination of employment and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated. No purported termination of employment shall be effective without such Notice of Termination, when delivered personally or when mailed by United States certified or registered mail, postage prepaid, addressed to the parties, their successors in interest or assignees.

2.17  Participant     A Key Employee who meets the eligibility requirements of
Section 3.

2.18  Protection Pay     Severance allowance determined for each Participant
that provides (2) two weeks per complete year of service plus (2) two weeks per whole year over age 40 plus (2) two weeks per whole $10,000 of Compensation provided, however, that such calculation shall not be less than twenty-four (24) weeks or more than fifty-two (52) weeks.

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2.19  Severance Benefit    The benefit payable in accordance with Section 4 of
the Plan.


                           SECTION 3.     ELIGIBILITY

3.1  Participation    Each Key Employee shall automatically be entitled to be a
Participant in the Plan as of the Effective Date, or the date he is designated a participant in the Citizens National Bank 1998 Performance and Retention Plan, whichever occurs later.

3.2  Duration of Participation     Subject to Section 2.12, a Participant shall
cease to be a Participant in the Plan if he ceases to be an Employee of the Bank at any time prior to a Change in Control or, if his employment is terminated following a Change in Control under circumstances where he is not entitled to a Severance Benefit under the terms of this Plan. A Participant entitled to payment of a Severance Benefit shall remain a Participant in the Plan until the full amount of the Severance Benefit has been paid.


                       SECTION 4.     SEVERANCE BENEFITS

4.1  Right to Severance Benefit    A Participant shall be entitled to receive
from the Bank a Severance Benefit in the amount provided in Section 4.2 if (i) a Change in Control has occurred and (ii) within 90 days before or two years after a Change in Control, the Participant's employment with the Bank terminates for any reason, except that notwithstanding the provisions of this paragraph (a), no benefits under this Plan will be payable should the Participant's termination of employment be i) for Cause, ii) by reason of Disability, iii) initiated by the Participant for other than Good Reason, or iv) by reason of the Participant's death, or v) occur other than during the periods described immediately above.

4.2  Amount of Severance Benefit    If a Participant's employment is terminated
in circumstances entitling him to a Severance Benefit as provided in Section 4.1, such Participant shall be entitled to the following benefits:

         (a) the Bank shall pay to the Participant, as severance pay and in lieu of any further salary for periods subsequent to the Termination Date (as specified in Section 5.2), in a single payment (without any discount for accelerated payment), an amount in cash equal to the Protection Pay and Bonus Amount, subject to Section 6.1. This Severance Benefit shall not be discounted by reason of the fact that the time of payment is accelerated in advance of the ordinary course of payments under this Plan;

         (b) for a period of six (6) months subsequent to the Participant's termination of employment, the Bank shall at its expense continue on behalf of the Participant and his dependents and beneficiaries, the basic life insurance, disability plan benefits, medical and dental benefits, which were being provided to the Participant at the time of termination of

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     employment.  The benefits provided in this Subsection 4.2(b) shall be no less favorable to the Participant, in terms of amounts and deductibles and costs to him, than the coverage provided the Participant under the plans providing such benefits at the time Notice of Termination is given. The Bank's obligation hereunder to provide the foregoing benefits shall terminate if the Participant obtains health benefit coverage under a subsequent employer's benefit plans;

         (c) Employee shall have immediate vesting of all "Performance and Retention Units" under the Citizens National Bank 1998 Performance and Retention Plan or any other long-term incentives granted to Employee and full vesting in all other non-qualified benefit plans and compensation plans.

         (d) the Bank shall transfer to the Key Employee, all right, title or other ownership interest it may have in any automobile then being provided by the Bank for use by the Participant;

         (e) the amounts provided for in Section 4.2(a) shall be paid within thirty (30) days after the Employee's termination of employment;

         (f) the Bank shall transfer to the Key Employee, any right, title or ownership in any club memberships provided by the Bank;

         (g) the Participant shall not be required to mitigate the amount of any payment provided for in this Plan by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.


                    SECTION 5.    TERMINATION OF EMPLOYMENT

5.1  Written Notice Required       Any purported termination of employment,
either by the Bank or by the Participant, shall be communicated by written Notice of Termination to the other.

5.2  Termination Date       In case of the Participant's death, the
Participant's Termination Date shall be his date of death. In all other cases, the Participant's Termination Date shall be the date specified in the Notice of Termination subject to the following:

          (a) if the Participant's employment is terminated by the Bank for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Participant, provided that in the case of Disability the Participant shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days; and

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          (b)  if the Participant terminates his employment for Good Reason, the date specified in the Notice of Termination shall not be more than sixty
     (60) days after the date the Notice of Termination is given to the Bank.


                      SECTION 6.     REDUCTION IN PAYMENT

6.1  Section 280G Payments    In the event it shall be determined that any
payment or distribution of any type by the Bank to or for the benefit of the Participant, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise (the "Total Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Participant's Total Payments shall be capped at 2.99 times the Participant's Base Amount so that the Total Payment is the maximum amount permitted to be deducted as compensation expense by the Bank and to be received by the Employee without liability for this assessment of an excise tax on such payment.

6.2  Determination by Accountant    All determinations required to be made this
Section 6, including whether an excise tax may be triggered and subsequently, capping the Participant's Total Payment at 2.99 times his Base Amount to avoid the excise tax, shall be made by the independent accounting firm retained by the Bank immediately prior to the date of Change in Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Bank and the Participant within 15 business days of the date of termination, if applicable, or such earliest time as is requested by the Bank. If the Accounting Firm determines that no Excise Tax is payable by the Participant, it shall furnish the Participant with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Bank and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that all or a portion of the Total Payments which have been made by the Bank should not have been made ("Overpayment") consistent with the calculations required to be made hereunder. If the Bank's Accounting Firm determines an Overpayment has been made to the Participant, the Employee shall promptly pay to the Bank the amount of such Overpayment. In the event that the Bank exhausts its remedies with the Internal Revenue Service and the Participant thereafter is required to make payment of any Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has occurred and any such Excise Tax shall be promptly paid by the Bank to or for the benefit of the Participant.

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                       SECTION 7.     SUCCESSORS TO BANK

     This Plan shall bind any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank, in the same manner and to the same extent that the Bank would obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Bank shall require such successor expressly and unconditionally to assume and agree to perform the Bank's obligations under this Plan, in the same manner and to the same extent that the Bank would be required to perform if no such succession had taken place. Such successor may, with the Employee's written consent, replace this Plan with a successor plan that provides benefits that can be received under this Plan.


            SECTION 8.     DURATION, AMENDMENT AND PLAN TERMINATION

8.1  Duration     This Plan shall continue in effect until terminated in
accordance with Section 8.2. If a Change in Control occurs, this Plan shall continue in full force and effect, and shall not terminate or expire until after all Participants who have become entitled to a Severance Benefit hereunder shall have received such payments in full.

8.2  Amendment or Termination     The Plan may be terminated or amended in any
respect by resolution adopted by two-thirds of the Board provided, however, that no such amendment or termination of the Plan may be made if such amendment or termination would adversely affect any right of an Employee who became a Participant prior to the later of a) the date of adoption of any such amendment or termination, or b) the effective date of any such amendment, or termination, and provided further, that the Plan no longer shall be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever following a Change in Control. This Plan will terminate on December 31, 2012.

8.3  Form of Amendment     The form of any amendment or termination of the Plan
shall be a written instrument signed by a duly authorized officer or officers of the Bank, certifying that the amendment or termination has been approved by the Board.


                          SECTION 9.    MISCELLANEOUS

9.1  Indemnification     If a Participant institutes any legal action in seeking
to obtain or enforce, or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by this Plan and prevails, the Bank will pay for all actual legal fees and expenses incurred by such Participant.

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9.2  Employment Status     This Plan does not constitute a contract of
employment or impose on the Bank any obligation to retain the Participant as an employee, to change the status of the Participant's employment as an Employee, or to change any employment policies of the Bank.

9.3  Validity and Severability       The invalidity or unenforceability of any
provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.4  Governing Law     The validity, interpretation, construction and
performance of the Plan shall in all respects be governed by the laws of the State of Texas.

9.5  Arbitration     Any dispute or controversy arising under or in connection
with this Plan shall be settled exclusively by arbitration in Dallas, Texas, in accordance with the employment rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration's award in any court having jurisdiction. Each party shall select an arbitrator and the two arbitrators shall mutually select a third arbitrator for purposes of arbitration. Each party shall bear his or its own cost of arbitration, but if Employee is the prevailing party in such arbitration, he shall be entitled to recover from this Bank as part of any award entered his reasonable expenses for attorney's fees and disbursements.

9.6  Conflicts with Plan     In the event of any inconsistency or conflict
between the terms of the Plan and any Summary Plan Description, the terms of the Plan shall govern.



                        CITIZENS NATIONAL BANK


                        By:      /s/ E. Landon Alford
                                 -----------------------------------

                                 E. Landon Alford
                                 Chairman of the Board

                        Date:    November 18, 1998
                                 -----------------

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